UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/03/2009

COMPUTER SOFTWARE INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51758

DE	98-0216911
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

900 East Main Street, Suite T
Easley, South Carolina 29640
(Address of principal executive offices, including zip code)

(864) 855-3900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 3, 2009, Computer Software Innovations, Inc. (the "Company" or "CSI") and RBC Bank (USA) (the "Bank") entered into a letter agreement (the "Waiver") whereby the Bank agreed to waive a potential cross-default under the Second Amended and Restated Loan and Security Agreement dated September 14, 2007 and related documents between CSI and the Bank (the "Loan Documents"). The Loan Documents govern the Company's credit facilities, totaling $7.0 million, from the Bank. The potential cross-default arises out of the Company not paying principal totaling $1,750,400 owing on its subordinated debt held by stockholders at the extended maturity date of August 30, 2009. As a result, the Company is in default on the subordinated debt. One of the holders, Barron Partners LP ("Barron"), on September 4, 2009 delivered to the Company a notice of default and an invoice for payment of the full amount of Barron's Subordinated Note, $875,200, plus accrued interest through August 31, 2009 of $22,300.   Pursuant to its terms, in view of such notice, Barron's Subordinated Note will be accelerated and become due and payable in full ten business days following the notice, or September 21, 2009. In the Waiver, the Bank agreed to waive any potential default under the Loan Documents that may be triggered by the payment default on the subordinated debt, including an event of acceleration. The Waiver is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The subordinated debt was issued by the Company on February 11, 2005 in the original aggregate amount of $3,750,400, as part of the Company's reverse merger and recapitalization transaction. A Subordinated Note for $1,875,200 was issued to Barron in exchange for cash, and individual Subordinated Notes in the amount of $375,040 each were issued to the five former shareholders of our predecessor, Computer Software Innovations, Inc., a South Carolina corporation, in lieu of cash consideration payable to them in the recapitalization. As of the date of this report, the aggregate principal remaining owing on all of the Subordinated Notes was $1,750,400, or $875,200 in the case of Barron and $175,040 each in the case of the individual holders. The individual holders include: Nancy K. Hedrick, President and Chief Executive Officer; Beverly N. Hawkins, Senior Vice President of Software Product Development and Secretary; Thomas P. Clinton, Senior Vice President of Strategic Relationships; William J. Buchanan, Senior Vice President of Technology Delivery and Support; and Joe G. Black, our former interim Chief Financial Officer. Barron is the holder of approximately 6,740,000 shares of our convertible preferred stock and related warrants for the purchase of approximately 6,164,000 shares of our common stock. All of the individual note holders hold approximately 505,000 shares, or approximately 7.0% of our common stock, which they received in the February 2005 recapitalization transaction, except Ms. Hedrick who holds approximately 525,000, or 7.3%.

The Subordinated Notes are unsecured and are subordinated to the Company's senior debt, including its revolving credit and term debt with the Bank.

The Subordinated Notes were originally due and payable in full on May 9, 2006. Although we possessed adequate availability on the May 9, 2006 due date to repay the Subordinated Notes, management believed that cash flow from operations and remaining availability under the Bank revolving credit facility following such a drawdown would not be sufficient to fund ongoing working capital needs. We also anticipated that such a refunding of the Subordinated Notes with bank debt would have caused us to fail to comply with equity related covenants with the Bank, given that the Subordinated Notes are treated as equity for such ratios. Accordingly, after consultation with the Bank and the holders of the Subordinated Notes, we determined it was not in the best interest of all stakeholders to pay the notes at maturity, and the Subordinated Notes remained due and payable. We pay a default interest rate of 15%, both on the principal balance and any interest not paid quarterly. From time to time we have also deferred the payment of interest to preserve working capital. Specifically, we took this action in the first and second quarters of 2007 as a precautionary measure considering the cash requirement needed for the acquisition of the McAleer operations. Subsequently we paid this and other interest due and no interest was in arrears as of June 30, 2009 or as of the date of this report.

On April 23, 2008, we and each of the holders of the Subordinated Notes entered into a letter agreement which extended the maturity date of such notes until March 31, 2009. Each note holder also waived existing and past payment defaults and the notes continued to bear interest at the default rate of 15%. In exchange for the extension and waiver, we made principal payments on the Subordinated Notes totaling $300,000 paid pro-rata among the note holders. Again on May 14, 2009, similar to the action taken at April 23, 2008, we and each of the holders of the Subordinated Notes entered into an extension. Such second extension extended the maturity date until August 30, 2009. In addition, the Company made aggregate principal payments of $200,000, pro rata among the note holders.

Prior to the August 30, 2009 subordinated debt maturity, and consistent with past actions, management, as authorized by the Company's Board of Directors and approved by the Bank, attempted to negotiate with Barron for an additional extension of its subordinated debt accompanied by a partial payment. Management has been unable to reach an agreement for an extension and on September 4, 2009, received the invoice from Barron demanding full payment of the Barron Subordinated Note, including interest accrued through August 31, 2009.   The invoice was accompanied by correspondence indicating that if payment were not received within ten days, actions (not specified) would be taken by Barron. The remaining Subordinated Notes are separately and independently held by other noteholders, and have not been accelerated. These other five noteholders are founders of the Company and four remain in senior management positions. These noteholders have cooperated with the Company with regard to past events of default, partial payments and extensions, and management expects continued cooperation and does not anticipate any acceleration by these other noteholders.

Subordinated debt is included as equity for purposes of debt covenant calculations under our senior banking facilities. Due to the Bank's position with regard to our subordinated debt and its desire to continue to monitor our financial condition without significant changes to our debt structure in light of current economic conditions, the Bank supports our efforts to delay repayment of the subordinated debt.

Management will continue to consider other options to repay this debt. Such options may include refinancing the subordinated debt with another lender, issuing equity, or if Barron will reconsider discussing other options, some other restructuring arrangement with Barron. Such options, in the case of debt, may be subject to approval by the Bank. The issuing of equity may be subject to the terms and conditions of our preferred stock issued to Barron.

We have received a waiver from the Bank with regard to any potential breach or default under the Loan Documents governing our Bank debt as a result of our default under, and the acceleration of, our subordinated debt. Further, the Subordinated Notes call for, as a penalty in the event of non-payment, an interest rate increase to 15%. The notes were due and payable in May of 2006 and have been in default and extended several times. For all quarterly periods due, following May 2006, including during periods when the notes have been under an extension and not considered in default, the Company has paid the default interest rate of 15%. Since the Bank is in support of our actions with regard to our subordinated debt, we have paid the interest due at the 15% default rate, and the Subordinated Notes (including Barron's Note) are subordinated to our senior bank debt, we believe the ability of Barron, and the other noteholders, to have direct recourse against us is limited. However, we cannot predict what actions Barron might take or what a final resolution would be, nor can we can give any assurances as to what impact adverse collection actions by Barron might otherwise have on our financial condition, or how such actions may be viewed by our other creditors. Nonetheless, based on experience during past events of non-payment on the Subordinated Notes, the subordinated position of such notes, the support of the Bank and our other creditors under similar conditions, and the other factors noted above, we expect that the dispute concerning non-payment of the Subordinated Notes will not have a significant negative impact on our business or its operations.

Forward-Looking and Cautionary Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases "may," "could," "should," "expect," "anticipate," "plan," "believe," "seek," "estimate," "predict," "project" or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

- a reduction in anticipated sales;
- an inability to perform customer contracts at anticipated cost levels;
- our ability to otherwise meet the operating goals established by our business plan;
- market acceptance of our new software, technology and services offerings;
- an economic downturn; and
- changes in the competitive marketplace and/or customer requirements.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 above is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
The following exhibit is filed as part of this report:

Exhibit
Number                 Description
10.1                 Letter Agreement by and between the Company and RBC Bank (USA) dated September 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

Date: September 04, 2009	By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Letter Agreement by and between the Company and RBC Bank (USA) dated September 3, 2009.